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                                  Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Bryn Mawr Bank Corporation on Form S-8 (File 033-12715 and 33-61881) of our report dated January 15, 1998 on our audits of the consolidated financial statements of Bryn Mawr Bank Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.

                                        /s/ COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, PA
March 25, 1998



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